Exhibit 99.1
CONTACTS:
Media:
Sarah Ward Jones
Public Relations Manager
425-943-8121
sjones@coinstar.com
Investors:
Rosemary Moothart
Director of Investor Relations
rosemary.moothart@coinstar.com
425-943-8140
COINSTAR ANNOUNCES CHIEF FINANCIAL OFFICER’S RESIGNATION DATE
BELLEVUE, Wash. — October 1, 2009 — Coinstar, Inc. (NASDAQ: CSTR), today announced that Chief Financial Officer John Harvey submitted his resignation effective November 9, the last day the Company’s third quarter Form 10-Q is permitted to be filed.
On September 8, 2009, Coinstar announced that Harvey had decided to leave the Company because of the extensive time his position required for him to spend away from his family. The Company has initiated a search for a CFO to replace Harvey and is executing its transition plan.
About Coinstar, Inc.
Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient products and services that make life easier for consumers and drive incremental traffic and revenue for its retailers. The Company’s core automated retail businesses are self-service coin counting and self-service DVD rental. Other Coinstar products and services include e-payment products — such as gift cards, prepaid debit cards and other prepaid products — and money transfer services. The Company’s products and services can be found at more than 90,000 points of presence including supermarkets, drug stores, mass merchants, financial institutions, convenience stores, restaurants, and money transfer agents.
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Safe Harbor for Forward-Looking Statements
Certain statements in the foregoing press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “estimate” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this press release include statements regarding management transition matters, including the length of Mr. Harvey’s continuing employment with the Company. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or Mr. Harvey, including those beyond the Company’s or Mr. Harvey’s control. Such risks and uncertainties include, but are not limited to, the failure of Mr. Harvey to remain with the Company for the expected period. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.